UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
(Amendment No. 2)
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
PEERLESS MFG. CO.
(Exact Name of Registrant as Specified in Its Charter)

Texas	75-0724417
(State of Incorporation or	(I.R.S. Employer
Organization)	Identification No.)

2819 Walnut Hill Lane
Dallas, Texas	75229
(Address of Principal Executive Offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: Not Applicable
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Common Stock Purchase Rights	NASDAQ Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

EXPLANATORY NOTE
     This Form 8-A/A (Amendment No. 2) supplements and amends the Registration Statement on Form 8-A/A (Amendment No. 1) dated August 30, 2001 (the “Amended Registration Statement”), filed with the Securities and Exchange Commission by Peerless Mfg. Co. (the “Company”) with respect to the Common Stock Purchase Rights issued pursuant to the Rights Agreement, dated May 22, 1997, as amended (the “Rights Agreement”) between the Company and Mellon Investor Services, LLC (formerly ChaseMellon Shareholder Services, L.L.C.), as rights agent.
Item 1. Description of Registrant’s Securities to be Registered.
     Item 1 of the Amended Registration Statement is amended to add the following paragraph as the last paragraph of Item 1.
     On February 19, 2007, the Board of Directors of the Company approved Amendment No. 2, dated as of February 20, 2007 (the “Amendment”), to the Rights Agreement. The Amendment provides, among other things, that the Rights Agreement will not be triggered by any person or entity who is an “Institutional Investor” (as defined in the Amendment).
     The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 4(c) and incorporated herein by reference.
Item 2. Exhibits.

Exhibit
No.	Description of Exhibit

4(a)	Rights Agreement dated May 22, 1997 between Peerless Mfg. Co. and Mellon Investor Services, LLC (formerly ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (filed as Exhibit 1 to our Registration Statement on Form 8-A, dated May 22, 1997, Commission File No. 000-05214, and incorporated herein by reference).

4(b)	Amendment to Rights Agreement dated August 23, 2001 between Peerless Mfg. Co. and Mellon Investor Services, LLC, as Rights Agent (filed as Exhibit 99.2 to our Registration Statement on Form 8-A, dated August 30, 2001, Commission File No. 000-05214, and incorporated herein by reference).

4(c)	Amendment No. 2 to Rights Agreement dated February 20, 2007 between Peerless Mfg. Co. and Mellon Investor Services, LLC, as Rights Agent.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PEERLESS MFG. CO.
By:	/s/ Henry G. Schopfer, III
Henry G. Schopfer, III
Chief Financial Officer

Date: February 21, 2007

INDEX TO EXHIBITS

Exhibit
No.	Description of Exhibit

4(a)	Rights Agreement dated May 22, 1997 between Peerless Mfg. Co. and Mellon Investor Services, LLC (formerly ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (filed as Exhibit 1 to our Registration Statement on Form 8-A, dated May 22, 1997, Commission File No. 000-05214, and incorporated herein by reference).

4(b)	Amendment to Rights Agreement dated August 23, 2001 between Peerless Mfg. Co. and Mellon Investor Services, LLC, as Rights Agent (filed as Exhibit 99.2 to our Registration Statement on Form 8-A, dated August 30, 2001, Commission File No. 000-05214, and incorporated herein by reference).

4(c)	Amendment No. 2 to Rights Agreement dated February 20, 2007 between Peerless Mfg. Co. and Mellon Investor Services, LLC, as Rights Agent.